Exhibit 99

                [COMMONWEALTH BANCORP, INC. LETTERHEAD]


For release:   IMMEDIATELY
Contact:       Charles M. Johnston, Chief Financial Officer (610) 313-2189


COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS FOR SECOND
QUARTER 2002

NORRISTOWN, PA, July 16, 2002 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB), today reported record earnings per common share of $0.51 on a diluted basis for the second quarter of 2002, compared to earnings of $0.38 per common share on a diluted basis for the second quarter of 2001. Net income was a record $5.1 million for the second quarter of 2002, compared to $4.1 million for the second quarter of 2001.

The results for the second quarter of 2002 reflected:

     - An improvement in return on assets to 1.16%, compared to 0.90% in the second quarter of last year; and
     - An increase in return on equity to 14.03%, versus 10.20% in the second quarter of 2001.

For the six months ended June 30, 2002, net income was $9.4 million, or $0.93 per common share on a diluted basis, compared to net income of $5.4 million, or $0.50 per common share on a diluted basis, for the six months ended June 30, 2001.

The results for the first six months of 2001 were affected by:

     - A $2.3 million pre-tax charge associated with the restructuring of Commonwealth's mortgage banking business;
     - A $0.7 million pre-tax charge relating to the retirement of Commonwealth's former Chief Executive Officer; and
     - A $0.5 million pre-tax charge relating to the resolution of legal proceedings concerning a loan acquired in the 1970's.

Exclusive of these three items, net income for the first six months of 2001 would have been $8.1 million, or $0.74 per share on a diluted basis.

"The second quarter of 2002 reflected outstanding results in each of our core businesses of retail banking, commercial banking and financial services," stated Patrick J. Ward, Commonwealth's President and Chief Executive Officer. He added, "Compared to the second quarter of 2001, average commercial loans increased 27% to $351 million, average core deposits, which include demand, money market and savings deposits, increased 11% to $1.1 billion, deposit fees increased 14% to $4.0 million and financial services fees increased 30% to $0.6 million."

Net interest income was $19.8 million in the second quarter of 2002, compared to $18.3 million in the second quarter of 2001. For the six months ended June 30, 2002, net interest income was $39.0 million, versus $36.0 million for the comparable period in 2001. These increases were primarily attributable to a higher net interest margin, which were partially offset by a decrease in average interest-earning assets. Net interest income for the first six months of 2001 was also adversely affected by a $0.5 million charge relating to the resolution of legal proceedings concerning a loan acquired in the 1970's.

The net interest margin on a fully taxable equivalent basis was 5.06% in the second quarter of 2002, compared to 4.47% in the second quarter of 2001. The increase was primarily attributable to a 1.45% decrease in the cost of interest-bearing liabilities, which was partially offset by an 0.82% decrease in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of various types of deposits relating to a decline in market interest rates, as well as a favorable change in funding mix. The decrease in the yield on interest-earning assets was primarily related to a reduction in market interest rates.

For the six months ended June 30, 2002, the net interest margin on a fully taxable equivalent basis was 4.99%, versus 4.38% in the comparable 2001 period. The increase was primarily attributable to a 1.48% decrease in the cost of interest-bearing liabilities, which was partially offset by an 0.83% decrease in the yield on interest-earning assets. The decreases in the cost of interest-bearing liabilities and the yield on interest-earning assets were due primarily to the same factors responsible for the decreases in the second quarter of 2002. As previously noted, the net interest margin for the first six months of 2001 was impacted by the $0.5 million charge relating to the resolution of legal proceedings concerning a loan. Exclusive of this item, the net interest margin on a fully taxable equivalent basis would have been 4.44% for the first six months of 2001.

Noninterest income totaled $5.5 million in the second quarter of 2002, compared to $5.1 million in the second quarter of 2001. The increase was primarily a result of a $0.5 million increase in deposit fees.

Noninterest income was $10.5 million for the first six months of 2002, compared to $10.6 million for the same 2001 period. The decrease reflected a $1.6 million decrease in the net gain on sale of mortgage loans, which was attributable to the restructuring of Commonwealth's mortgage banking business. This decrease was partially offset by a $1.1 million increase in deposit fees and a $0.4 million increase in financial services fees.

Noninterest expense was $16.7 million in the second quarter of 2002, compared to $15.7 million in the second quarter of 2001. The increase was primarily attributable to higher expenses relating to certain employee benefit plans. Core noninterest expense, excluding amortization of intangible assets, totaled 60.8% of core noninterest income and net interest income on a fully taxable equivalent basis in the second quarter of 2002, compared to 61.9% in the second quarter of 2001.

Noninterest expense was $32.8 million for the six months ended
June 30, 2002, compared to $35.6 million for the same period in 2001. The results for the first six months of 2001 were adversely affected by the $2.3 million charge associated with the restructuring of Commonwealth's mortgage banking business, and the $0.7 million charge relating to the retirement of Commonwealth's former Chief Executive Officer. Exclusive of these items, noninterest expense would have been $32.6 million for the first six months of 2001. The increase in noninterest expense in the first six months of 2002, relative to the adjusted level for the first six months of 2001, was primarily related to higher compensation and employee benefit expenses, offset by a reduction in mortgage banking expenses. The latter was attributable to the restructuring of Commonwealth's mortgage banking business in 2001. Core noninterest expense, excluding amortization of intangible assets, totaled 60.9% of core noninterest income and net interest income on a fully taxable equivalent basis in the first six months of 2002, compared to 63.7% for the first six months of 2001.

Noninterest expense in the second quarter of 2002 and 2001 included the amortization of $1.2 million and $1.1 million, respectively, of intangible assets. Noninterest expense for the first six months of 2002 and 2001 included the amortization of $2.3 million and $2.4 million, respectively, of intangible assets. The amortization was primarily related to goodwill and core deposit intangibles recorded in connection with the acquisition of deposits and branch office facilities in 1995 and 1996. The recent implementation of Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," did not materially impact Commonwealth's amortization of intangible assets.

Provision for loan losses totaled $1.5 million and $3.7 million in the second quarter and six months ended June 30, 2002, respectively. The provision for loan losses totaled $2.3 million and $3.8 million in the second quarter and six months ended June 30, 2001, respectively. At June 30, 2002, the allowance for loan losses totaled $15.0 million, or 1.23% of loans, compared to $14.2 million, or 1.08% of loans, at December 31, 2001. The increase in the allowance for loan losses reflected Commonwealth's strategy to increase consumer and commercial lending, while de-emphasizing residential mortgage lending. Consumer and commercial loans generally involve greater credit risk than residential mortgage loans because the risk of borrower default is greater. In addition, certain commercial and consumer loans are unsecured or involve collateral that may be more likely to decline in value and/or may be more difficult to liquidate than single-family residences. At June 30, 2002, consumer and commercial loans represented 60% of total loans, compared to 55% at December 31, 2001. Management will continue to evaluate the allowance for loan losses relative to the level of credit risk in the loan portfolio and make adjustments as appropriate.

Net credit losses totaled $1.4 million, or 0.46% of average loans, in the second quarter of 2002, compared to $1.2 million, or 0.34% of average loans, in the second quarter of 2001. For the six months ended June 30, 2002, net credit losses totaled $2.9 million, or 0.46% of average loans, compared to $2.6 million, or 0.36%, in the same 2001 period.

Nonperforming assets totaled $11.1 million, or 0.63% of assets, at June 30, 2002, compared to $11.9 million, or 0.66% of assets, at December 31, 2001. The decrease was primarily attributable to a decrease in mortgage-related nonperforming assets.

Provision for income taxes was $2.0 million, or 28.8% of income before income taxes, in the second quarter of 2002, compared to $1.4 million, or 25.0%, in the second quarter of 2001. For the first six months of 2002, provision for income taxes was $3.6 million, or 28.0% of income before income taxes, compared to $1.8 million, or 25.0%, for the six months ended June 30, 2001. The increase in the effective tax rate in the second quarter and first six months of 2002, relative to the comparable periods in 2001, was primarily attributable to higher pre-tax income in the second quarter and first six months of 2002, which resulted in a lower relative percentage of tax-exempt income to total income.

Commonwealth Bank's risk-based capital ratio was 10.9% at June 30, 2002, compared to 10.6% at December 31, 2001. As of June 30, 2002, the Bank was in full compliance with all regulatory capital requirements and maintained capital ratios which were generally in line with internal targeted levels.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout Southeast Pennsylvania.

                        # # # # #

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                                  Commonwealth Bancorp, Inc. and Subsidiaries
                                       Consolidated Statements of Income
                             (in thousands, except share and per share amounts)

                                                                              For the Quarter             For the Six Months
                                                                               Ended June 30,               Ended June 30,
                                                                          2002              2001        2002             2001
                                                                          -------        -------        -------        -------
                                                                               (Unaudited)                   (Unaudited)
Interest income:
  Interest on loans                                                       $22,879        $28,501        $46,853        $57,535
  Interest and dividends on deposits and money
     market investments                                                       183            588            487          1,024
  Interest on investment securities                                           237            149            698            298
  Interest on mortgage-backed securities                                    4,352          3,084          7,437          6,475
                                                                           ------         ------         ------         ------
                  Total interest income                                    27,651         32,322         55,475         65,332

Interest expense:
  Interest on deposits                                                      6,625         11,555         13,923         23,638
  Interest on notes payable and other borrowings                            1,212          2,480          2,590          5,683
                                                                           ------         ------         ------         ------
                  Total interest expense                                    7,837         14,035         16,513         29,321
                                                                           ------         ------         ------         ------
                  Net interest income                                      19,814         18,287         38,962         36,011

Provision for loan losses                                                   1,500          2,250          3,700          3,750
                                                                           ------         ------         ------         ------
                  Net interest income after provision for loan losses      18,314         16,037         35,262         32,261

Noninterest income:
  Deposit fees and related income                                           3,986          3,490          7,557          6,467
  Financial services fees                                                     586            450          1,206            843
  Miscellaneous income                                                        898            791          1,762          1,711
  Net gain on sale of mortgage loans                                            -            371              -          1,612
                                                                            -----          -----         ------         ------
                  Total noninterest income                                  5,470          5,102         10,525         10,633
                                                                            -----          -----         ------         ------
Noninterest expense:
  Compensation and employee benefits                                        7,939          7,467         15,499         17,065
  Occupancy and office operations                                           2,391          2,318          4,914          4,842
  Amortization of intangible assets                                         1,156          1,135          2,313          2,369
  Other                                                                     5,196          4,801         10,055         11,354
                                                                           ------         ------         ------         ------
                  Total noninterest expense                                16,682         15,721         32,781         35,630
                                                                           ------         ------         ------         ------
                  Income before income taxes                                7,102          5,418         13,006          7,264

   Income tax provision                                                     2,048          1,354          3,642          1,816
                                                                            -----          -----          -----          -----
   Net income                                                              $5,054         $4,064         $9,364         $5,448
                                                                            =====          =====          =====          =====
   Basic weighted average number of shares outstanding                  9,438,741     10,487,756      9,559,432     10,532,642
                                                                        =========     ==========      =========     ==========
   Basic earnings per share                                                 $0.54          $0.39          $0.98          $0.52
                                                                             ====           ====           ====           ====
   Diluted weighted average number of shares outstanding                9,966,972     10,812,469     10,033,619     10,873,670
                                                                        =========     ==========     ==========     ==========
   Diluted earnings per share                                               $0.51          $0.38          $0.93          $0.50
                                                                             ====           ====           ====           ====
   Dividends declared per share                                             $0.17          $0.14          $0.34          $0.28
                                                                             ====           ====           ====           ====

                              Commonwealth Bancorp, Inc. and Subsidiaries
                                       Consolidated Balance Sheets
                          (in thousands, except share and per share amounts)


                                                                                     June 30,       December 31,
                                                                                       2002             2001
                                                                                   -----------      ------------
Assets:                                                                            (Unaudited)
Cash and due from banks                                                              $65,835          $72,127
Interest-bearing deposits                                                             11,210           45,761
Investment securities
   Securities available for sale (cost of $17,017
     and $77,042, respectively), at market value                                      17,342           77,136
Mortgage-backed securities
   Securities available for sale (cost of $344,424
     and $168,388, respectively), at market value                                    350,593          170,860
Loans receivable, net                                                              1,207,033        1,302,468
FHLB stock, at cost                                                                    9,870           12,565
Premises and equipment, net                                                           13,330           13,555
Intangible assets, net                                                                22,599           24,912
Accrued interest receivable and other assets, including net
  deferred taxes of $6,931 and $8,227, respectively                                   66,008           64,888
                                                                                  ----------       ----------
         Total assets                                                             $1,763,820       $1,784,272
                                                                                  ==========       ==========
Liabilities:
Deposits                                                                          $1,468,664       $1,494,407
Notes payable and other borrowings:
   Secured notes due to Federal Home Loan Bank of Pittsburgh                          69,362           74,123
   Securities sold under agreements to repurchase                                     10,000           10,000
   Commercial repurchase agreements                                                   45,719           39,027
Accrued interest payable, accrued expenses and other liabilities                      25,774           17,088
                                                                                   ---------        ---------
         Total liabilities                                                         1,619,519        1,634,645
                                                                                   ---------        ---------

Commitments and contingencies                                                          -                -

Shareholders' equity:
Preferred stock, $0.10 par value; 5,000,000 shares
   authorized; none issued                                                             -                -
Common stock, $0.10 par value; 30,000,000 shares authorized;
    18,068,127 shares issued and 9,764,127 outstanding at June 30, 2002
    18,068,127 shares issued and 10,350,814 outstanding at December 31, 2001           1,807            1,807
Additional paid-in capital                                                           140,848          139,981
Retained earnings                                                                    156,320          150,743
Unearned stock benefit plan compensation                                              (4,276)          (4,799)
Accumulated other comprehensive income                                                 4,232            1,681
Treasury stock, at cost; 8,304,000 and 7,717,313 shares at June 30, 2002
    and December 31, 2001, respectively                                             (154,630)        (139,786)
                                                                                   ---------        ---------
         Total shareholders' equity                                                  144,301          149,627
                                                                                   ---------        ---------
         Total liabilities and shareholders' equity                               $1,763,820       $1,784,272
                                                                                   =========        =========

                         Commonwealth Bancorp, Inc. and Subsidiaries
                                  Selected Financial Data
                           (in thousands, except per share data)

                                                                        For the Quarter Ended    For the Six Months Ended
                                                                        ---------------------    ------------------------
                                                                          6/30/02    6/30/01      6/30/02     6/30/01
                                                                        ---------    --------    --------    ------------
                                                                              (Unaudited)             (Unaudited)
BALANCE SHEET DATA:
Average residential mortgage loans                                       $511,135    $756,633    $537,185    $794,168
Average consumer loans                                                    372,668     389,211     373,524     386,162
Average commercial loans                                                  350,858     275,991     345,713     261,782
Average loans                                                           1,234,661   1,421,835   1,256,422   1,442,112
Average securities and other interest-earning assets                      355,769     236,646     339,077     233,287
Average interest-earning assets                                         1,590,430   1,658,481   1,595,499   1,675,399
Average assets                                                          1,747,933   1,815,050   1,753,711   1,832,455

Average core deposits                                                   1,107,679     995,003   1,088,558     979,826
Average certificates of deposit                                           372,637     475,760     393,215     485,248
Average deposits                                                        1,480,316   1,470,763   1,481,773   1,465,074
Average notes payable and other borrowings                                101,650     163,386     105,017     185,996
Average interest-bearing liabilities                                    1,581,966   1,634,149   1,586,790   1,651,070
Average shareholders' equity                                              144,534     159,832     147,299     160,230


OPERATING DATA:
Annualized return on assets                                                  1.16%       0.90%       1.08%       0.60%
Annualized return on equity                                                 14.03%      10.20%      12.82%       6.86%

Average yield on residential mortgage loans                                  7.07%       7.40%       7.16%       7.48%
Average yield on consumer loans                                              8.49%       9.18%       8.63%       9.21%
Average yield on commercial loans (a)                                        7.07%       8.40%       7.12%       8.23%
Average yield on loans (a)                                                   7.50%       8.08%       7.58%       8.08%
Average yield on securities and other interest-earning assets (a)            5.44%       6.57%       5.20%       6.84%
Average yield on interest-earning assets (a)                                 7.04%       7.86%       7.08%       7.91%

Average cost of core deposits                                                1.13%       2.15%       1.14%       2.23%
Average cost of certificates of deposit                                      3.77%       5.25%       4.00%       5.32%
Average cost of deposits                                                     1.80%       3.15%       1.89%       3.25%
Average cost of notes payable and other borrowings                           4.78%       6.09%       4.97%       6.16%
Average cost of interest-bearing liabilities                                 1.99%       3.44%       2.10%       3.58%

Net interest margin                                                          5.00%       4.42%       4.92%       4.33%
Net interest margin (a)                                                      5.06%       4.47%       4.99%       4.38%


Period end book value per share                                            $14.78      $14.29      $14.78      $14.29
Period end tangible book value per share                                    12.46       11.82       12.46       11.82
Period end nonperforming loans                                              8,631       7,548       8,631       7,548
Period end nonperforming assets                                            11,079      10,459      11,079      10,459

 (a) Taxable equivalent basis


                              Commonwealth Bancorp, Inc. and Subsidiaries
                                        Core Operating Expense Ratio
                                                (in thousands)


                                                        For the Quarter            For the Six Months
                                                         Ended June 30,               Ended June 30,
                                                     ---------------------        -------------------
                                                      2002          2001           2002          2001
                                                     ------       --------        -------      ------
                                                          (Unaudited)                  (Unaudited)
Reported noninterest expense                         $16,682       $15,721        $32,781       $35,630
Mortgage banking restructuring charge                    -             -              -          (2,300)
Chief Executive Officer retirement charge                -             -              -            (707)
Amortization of intangible assets                     (1,156)       (1,135)        (2,313)       (2,369)
                                                      ------        ------         ------        ------
Core noninterest expense, excluding amortization
  of intangible assets                                15,526        14,586         30,468        30,254
                                                      ------        ------         ------        ------
Reported noninterest income                            5,470         5,102         10,525        10,633
Reported net interest income                          19,814        18,287         38,962        36,011
Taxable equivalent adjustment to net interest income     259           188            521           369
Resolution of legal proceedings on a loan                -             -              -             484
                                                      ------        ------         ------        ------
Core noninterest income and fully taxable
  equivalent net interest income                     $25,543       $23,577        $50,008       $47,497
                                                      ------        ------         ------        ------

Core noninterest expense, excluding amortization
  of intangible assets/Core noninterest income and
  fully taxable equivalent net interest income         60.78%        61.87%         60.93%        63.70%
                                                      ======         =====          =====         =====
